TEMPUR-PEDIC REPORTS RECORD THIRD QUARTER 2010 SALES AND EARNINGS
– Reports Sales Up 32% and EPS Up 82% at $0.62
– Gross Margin Up 340 Basis Points to 51.0% and Operating Margin Up 400 Basis Points to 23.0%
– Raises Financial Guidance for 2010
– Expands Share Repurchase Authorization to $150 Million

LEXINGTON, KY, October 19, 2010 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the third quarter ended September 30, 2010. The Company also increased full year 2010 financial guidance and expanded its share repurchase authorization.

Financial Summary

•
Earnings per share (EPS) were $0.62 per diluted share in the third quarter of 2010 as compared to $0.34 per diluted share in the third quarter of 2009. The Company reported net income of $44.2 million for the third quarter of 2010 as compared to $25.7 million in the third quarter of 2009.

•
Net sales increased 32% to $295.8 million in the third quarter of 2010 from $224.1 million in the third quarter of 2009. On a constant currency basis, net sales increased 34%. Net sales in the North American segment increased 47%, while International segment net sales increased 4%. On a constant currency basis, International segment net sales increased 11%.

•
Mattress sales increased 33% globally. Mattress sales increased 46% in the North American segment and 3% in the International segment. On a constant currency basis, International mattress sales increased 10%. Pillow sales increased 20% globally. Pillow sales increased 39% in North America and 3% internationally. On a constant currency basis, International pillow sales increased 7%. Other product sales increased 37% globally. Other product sales increased 52% in North America and 8% internationally. On a constant currency basis, International other product sales increased 15%.

•
Gross profit margin was 51.0% as compared to 47.6% in the third quarter of 2009. The gross profit margin increased as a result of fixed cost leverage, improved efficiencies in manufacturing, and favorable product and channel mix, partially offset by higer commodity costs and geographic mix.

•	Operating profit margin was 23.0% as compared to 19.0% in the third quarter of 2009. The increase was driven by gross profit margin and operating expense leverage.

•	The Company generated $71.9 million of operating cash flow as compared to $55.0 million in the third quarter of 2009.

Chief Executive Officer Mark Sarvary commented, “We are pleased with the market share gains and the sales and earnings growth we have achieved in the third quarter. Throughout 2010 we have grown sales and profit while improving our competitive position - strengthening our product line, improving the effectiveness of our marketing and increasing our margins. We continue to project considerable potential for growth for Tempur-Pedic over the coming years, and over the coming quarters we will invest to capitalize on this opportunity.”

Share Repurchase Program
During the third quarter of 2010, the Company purchased 1.8 million shares of its common stock at an average price of $27.57 for a total cost of $50.0 million. During the first three quarters of 2010, the Company purchased 8.5 million shares of its common stock at an average price of $29.41 for a total cost of $250.0 million.

The Company announced that the Board of Directors had expanded the Company’s existing share repurchase program by $50.0 million for a total authorization of up to $150.0 million. Reflecting share repurchases made during the third quarter, the Company currently has $100.0 million remaining under this authorization. Stock repurchases may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The share repurchase program may be limited, suspended or terminated at any time without prior notice.

Financial Guidance
The Company increased its full year 2010 guidance for net sales and earnings per share. It currently expects net sales for 2010 to range from $1.095 billion to $1.115 billion. It currently expects EPS for 2010 to range from $2.05 to $2.10 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential additional reduction in shares outstanding related to its repurchase authorization.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, October 19, 2010 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-293-6960. The dial-in number for international callers is 719-325-2289. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the potential to significantly grow sales and earnings over the coming years, investment in initiatives that will drive growth over the long term, the share repurchase authorization, and the Company’s expectations for net sales and earnings per share for 2010. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Senior Vice President
Tempur-Pedic International
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Chg %	2010	2009	Chg %
Net sales	$295,785	$224,082	32.0%	$812,718	$586,362	38.6%
Cost of sales	145,031	117,373		409,114	311,461
Gross profit	150,754	106,709	41.3%	403,604	274,901	46.8%
Selling and marketing expenses	53,215	39,272		146,273	108,335
General, administrative and other expenses	29,385	24,761		83,037	68,847
Operating income	68,154	42,676	59.7%	174,294	97,719	78.4%

Other expense, net:
Interest expense, net	(4,068)	(4,311)		(11,043)	(13,359)
Other (expense) income, net	(624)	(214)		(525)	404
Total other expense	(4,692)	(4,525)		(11,568)	(12,955)

Income before income taxes	63,462	38,151	66.3%	162,726	84,764	92.0%
Income tax provision	19,324	12,467		51,830	28,885
Net income	$44,138	$25,684		$110,896	$55,879
Net loss (income) attributable to the noncontrolling interest	60	—		(44)	—
Net income attributable to common stockholders	$44,198	$25,684	72.1%	$110,852	$55,879	98.4%

Earnings per common share:
Basic	$0.64	$0.34		$1.56	$0.75
Diluted	$0.62	$0.34		$1.51	$0.74
Weighted average common shares outstanding:
Basic	69,199	74,938		71,065	74,902
Diluted	71,433	76,166		73,450	75,396

 TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$38,048	$14,042
Accounts receivable, net	127,453	105,576
Inventories	68,175	57,686
Prepaid expenses and other current assets	15,027	11,268
Deferred income taxes	19,155	20,411
Total Current Assets	267,858	208,983
Property, plant and equipment, net	162,910	172,497
Goodwill	211,723	193,391
Other intangible assets, net	69,179	64,717
Other non-current assets	4,280	3,791
Total Assets	$715,950	$643,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$62,798	$47,761
Accrued expenses and other current liabilities	94,461	81,452
Income taxes payable	19,846	7,312
Total Current Liabilities	177,105	136,525
Long-term debt	436,000	297,470
Deferred income taxes	30,732	29,865
Other non-current liabilities	4,254	7,226
Total Liabilities	648,091	471,086

Equity attributable to common stockholders	66,590	172,293
Equity attributable to the noncontrolling interest	1,269	—
Total Stockholders’ Equity	67,859	172,293
Total Liabilities and Stockholders’ Equity	$715,950	$643,379

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$110,896	$55,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,870	23,526
Amortization of stock-based compensation	7,953	6,448
Amortization of deferred financing costs	517	518
Bad debt expense	2,072	4,659
Deferred income taxes	(1,509)	(8,006)
Foreign currency adjustments	(1,504)	34
Loss on disposal of equipment	1,081	—
Changes in operating assets and liabilities, net of effects of acquired business	(3,662)	37,345
Net cash provided by operating activities	139,714	120,403

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(18,692)	—
Purchases of property, plant and equipment	(12,330)	(8,961)
Payments for other	(152)	(87)
Net cash used by investing activities	(31,174)	(9,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	289,336	85,797
Repayments of long-term revolving credit facility	(149,313)	(189,036)
Proceeds from issuance of common stock	22,015	129
Excess tax benefit from stock-based compensation	3,282	—
Treasury shares repurchased	(250,000)	—
Net cash used by financing activities	(84,680)	(103,110)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	146	(3,627)
Increase in cash and cash equivalents	24,006	4,618
CASH AND CASH EQUIVALENTS, beginning of period	14,042	15,385
CASH AND CASH EQUIVALENTS, end of period	$38,048	$20,003

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

On April 1, 2010, the Company purchased its third party distributor in Canada. Accordingly, net sales in the Canadian market are reported in the appropriate channels within the North American segment. As Canada represented essentially all sales through the North American third party channel, the Company no longer reports third party sales in this segment.

The following table highlights net sales information, by channel and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
Retail	$261,425	$191,012	$197,586	$129,883	$63,839	$61,129
Direct	17,072	12,245	14,192	10,600	2,880	1,645
Healthcare	8,158	8,942	2,909	2,804	5,249	6,138
Third Party	9,130	11,883	—	2,990	9,130	8,893
	$295,785	$224,082	$214,687	$146,277	$81,098	$77,805

Summary of Product Sales

The following table highlights net sales information, by product and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
Mattresses	$199,168	$149,810	$150,941	$103,122	$48,227	$46,688
Pillows	33,961	28,386	18,307	13,216	15,654	15,170
Other	62,656	45,886	45,439	29,939	17,217	15,947
	$295,785	$224,082	$214,687	$146,277	$81,098	$77,805

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding Adjusted EBITDA and Funded debt which are not recognized terms under U.S. GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. A reconciliation of Adjusted EBITDA to the Company’s Net income and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of Adjusted EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Net income to Adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of Adjusted EBITDA for each of the three months ended December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, as well as the twelve months ended September 30, 2010:
	Three Months Ended				Twelve Months Ended
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	September 30, 2010

GAAP Net income attributable to common stockholders	$29,114	$33,148	$33,506	$44,198	$139,966
Plus:
Interest expense	3,990	3,189	3,786	4,068	15,033
Income taxes	14,159	16,021	16,485	19,324	65,989
Depreciation & Amortization	10,239	9,996	11,049	10,778	42,062
Other (1)	—	361	202	—	563
Adjusted EBITDA	$57,502	$62,715	$65,028	$78,368	$263,613

(1) Includes professional costs incurred in connection with the acquisition of the Company’s Canadian distributor, which closed on April 1, 2010. In accordance with the Company’s credit facility, this amount is excluded from the calculation of Adjusted EBITDA for purposes of calculating compliance with the ratio of Funded debt to Adjusted EBITDA.

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of September 30, 2010:
As of
September 30, 2010
GAAP basis Total debt	$436,000
Plus:
Letters of credit outstanding	13,106
Funded debt	$449,106

Calculation of Funded debt to Adjusted EBITDA
As of
September 30, 2010
Funded debt	$449,106
Adjusted EBITDA	263,613
1.70 times